UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 21, 2014, Digital Ally, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of a $2.0 million principal amount Senior Secured Convertible Note due on March 24, 2016 (the “Note”). The closing of the Private Placement occurred on March 24, 2014. The Note is convertible at any time at the option of the holder into shares of the Company’s common stock at $8.55 per share (the “Conversion Price”). On July 10, 2014 the Company and the holder of the Note entered into a Voluntary Adjustment and Consent Agreement under which they agreed to reduce the Conversion Price of the Note to $6.25 per share during the period from July 11 to July 14, 2014. During the foregoing period the holder converted $1,777,777.76 principal amount and $2,963.04 accrued interest on the Note into 284,928 shares of common stock of the Company. On July 15, 2014 the Conversion Price returned to $8.55 per share.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Date: July 17, 2014